Exhibit 10.3

	ENGENIO INFORMATION TECHNOLOGIES, INC.
Notice of Grant of Stock Options and Option Agreement	ID: 94-1235045 1621 BARBER LANE
	MILPITAS, CALIFORNIA 95035
	Option Number:
	Plan:	2004

Effective               , you have been granted a nonstatutory stock option to buy                shares of ENGENIO INFORMATION TECHNOLOGIES, INC. common stock at an exercise price of $    per share.

The total option price of the shares granted is $

The number of shares indicated are scheduled to become fully vested on the date shown below. However, vesting will occur only if you have not incurred a Termination of Service prior to such date. The latest this option will expire is the Expiration Date shown below; however, if you incur a Termination of Service, this option may expire sooner, as described in the attached ENGENIO INFORMATION TECHNOLOGIES, INC. Stock Option Agreement (the “Agreement”). Capitalized terms that are not defined in this Notice of Grant or the Agreement have the same meaning as in the ENGENIO INFORMATION TECHNOLOGIES, INC. referenced stock option plan.

Shares	Vest Type	Full Vest	Expiration

By your signature below, you agree that these options are granted under and governed by the terms and conditions of the Agreement (and the stock option plan referenced therein), which is attached and made a part of this document. You acknowledge that you have received, read and understand this Notice of Grant, the Agreement and the ENGENIO INFORMATION TECHNOLOGIES, INC. referenced stock option plan, and that you have had an opportunity to obtain the advice of counsel prior to signing below. You agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator regarding any questions relating to the ENGENIO INFORMATION TECHNOLOGIES, INC. referenced stock option plan, this Notice of Grant and the Agreement.

Date

Date:
Time: